Exhibit 99.1

Orchard Therapeutics Announces $150 Million Strategic Financing

Strengthened Financial Position Supports Execution into the First Half of 2023

BOSTON and LONDON, February 5, 2021 – Orchard Therapeutics (Nasdaq: ORTX), a global gene therapy leader, today announced that it has executed a securities purchase agreement to raise gross proceeds of $150 million resulting from the sale of 24,115,755 shares through a private investment in public equity (PIPE) financing at a price of $6.22 per share. The financing attracted several existing and new investors with expertise in healthcare, including RA Capital Management, Avidity Partners, Casdin Capital, Farallon Capital, and Surveyor Capital (a Citadel company), among others.

The Company intends to use the net proceeds from the offering to support its growing commercial capabilities, including the launch of LibmeldyTM in Europe, advance its regulatory and clinical development activities and expand its hematopoietic stem cell (HSC) gene therapy approach into larger indications, as well as for general corporate purposes.

“The updates we made to our strategy in 2020 have allowed us to focus on successfully achieving a number of important milestones over the past few quarters, including the approval of Libmeldy in Europe and clearing an IND and receiving RMAT designation for OTL-200 for MLD in the U.S.,” said Frank Thomas, president and chief operating officer. “We look forward to building on this strong execution with the support of a strategic group of investors who recognize the potential of HSC gene therapy to address genetic diseases with high unmet need, including conditions such as MPS-I and MPS-IIIA, with new data on our related clinical programs at the WORLDSymposium next week.”

The financing is anticipated to close on February 9, 2021, subject to customary closing conditions. Cowen acted as lead placement agent, and Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc. acted as co-placement agents.

The securities are being sold in a private placement and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the U.S. Securities and Exchange Commission, for purposes of registering the resale of the ordinary shares issued or issuable in connection with the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Orchard

Orchard Therapeutics is a global gene therapy leader dedicated to transforming the lives of people affected by rare diseases through the development of innovative, potentially curative gene therapies. Our ex vivo autologous gene therapy approach harnesses the power of genetically modified blood stem cells and seeks to correct the underlying cause of disease in a single administration. In 2018, Orchard acquired GSK’s rare disease gene therapy portfolio, which originated from a pioneering collaboration between GSK and the San Raffaele Telethon Institute for Gene Therapy in Milan, Italy. Orchard now has one of the deepest and most advanced gene therapy product candidate pipelines in the industry spanning multiple therapeutic areas where the disease burden on children, families and caregivers is immense and current treatment options are limited or do not exist.

Orchard has its global headquarters in London and U.S. headquarters in Boston. For more information, please visit www.orchard-tx.com, and follow us on Twitter and LinkedIn.

Availability of Other Information About Orchard

Investors and others should note that Orchard communicates with its investors and the public using the company website (www.orchard-tx.com), the investor relations website (ir.orchard-tx.com), and on social media (Twitter and LinkedIn), including but not limited to investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Orchard posts on these channels and websites could be deemed to be material information. As a result, Orchard encourages investors, the media, and others interested in Orchard to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Orchard’s investor relations website and may include additional social media channels. The contents of Orchard’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward-Looking Statements

This press release contains certain forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “anticipates,” and “future” or similar expressions that are intended to identify forward-looking statements. Forward-looking statements include express or implied statements relating to, among other things, Orchard’s business strategy and goals, including its plans and expectations for the commercialization of Libmeldy (OTL-200) in the EU and the therapeutic potential of Libmeldy and Orchard’s product candidates, statements regarding the private placement, including the expected timing for the closing and expected use of proceeds, and Orchard’s financial condition and cash runway into the first half of 2023. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Orchard’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include, without limitation: risks relating to the Company’s inability, or the inability of the purchasers, to satisfy the conditions to closing for the private. Orchard undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Other risks and uncertainties faced by Orchard include those identified under the heading “Risk Factors” in Orchard’s quarterly report on Form 10-Q for the quarter ended September 30, 2020, as filed with the U.S. Securities and Exchange Commission (SEC), as well as subsequent filings and reports filed with the SEC. The forward-looking statements contained in this press release reflect Orchard’s views as of the date hereof, and Orchard does not assume and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Investors

Renee Leck

Director, Investor Relations

+1 862-242-0764

Renee.Leck@orchard-tx.com

Media

Christine Harrison

Vice President, Corporate Affairs

+1 202-415-0137

media@orchard-tx.com

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